Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2021 FOURTH QUARTER AND
FULL YEAR RESULTS

$190 Million Pretax Profit in Fiscal 2021 a 243% Increase Over the Prior Year

82% Year-over-Year Increase in Fourth Quarter Pretax Profit

Gross Margin Percentage Increased 390 Basis Points Year-over-Year for Full Year

Consolidated Backlog Dollars Increased to $1.64 Billion

Community Count Increased to 140 up 17% Sequentially From the Third Quarter

MATAWAN, NJ, December 9, 2021 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal fourth quarter and year ended October 31, 2021.

RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED OCTOBER 31, 2021:

●

Total revenues increased 19.2% to $814.3 million in the fourth quarter of fiscal 2021, compared with $683.4 million in the same quarter of the prior year. For the year ended October 31, 2021, total revenues increased 18.7% to $2.78 billion compared with $2.34 billion in the prior fiscal year.

●

Homebuilding gross margin percentage, after cost of sales interest expense and land charges, increased 200 basis points to 19.4% for the three months ended October 31, 2021 compared with 17.4% during the same period a year ago. During fiscal 2021, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 18.6%, up 390 basis points, compared with 14.7% in the prior fiscal year.

●

Homebuilding gross margin percentage, before cost of sales interest expense and land charges, increased 260 basis points to 22.8% during the fiscal 2021 fourth quarter compared with 20.2% in last year’s fourth quarter. For the year ended October 31, 2021, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 21.8%, up 340 basis points, compared with 18.4% in the previous fiscal year.

●

Total SG&A was $70.0 million, or 8.6% of total revenues, in the fiscal 2021 fourth quarter compared with $65.6 million, or 9.6% of total revenues, in the previous year’s fourth quarter. During fiscal 2021, total SG&A was $276.6 million, or 9.9% of total revenues, compared with $241.8 million, or 10.3% of total revenues, in the prior fiscal year.

●

Total interest expense as a percent of total revenues improved by 120 basis points to 4.7% for the fourth quarter of fiscal 2021 compared with 5.9% during the fourth quarter of fiscal 2020. For the year ended October 31, 2021, total interest expense as a percent of total revenues improved by 180 basis points to 5.8% compared with 7.6% during the same period last year.

●

Income before income taxes for the fourth quarter of fiscal 2021 was $77.4 million, up 82.5%, compared with $42.4 million in the fourth quarter of the prior fiscal year. For fiscal 2021, income before income taxes increased 242.7% to $189.9 million compared with $55.4 million during fiscal 2020.

●

Net income was $52.5 million, or $7.41 per diluted common share, for the three months ended October 31, 2021 compared with net income of $40.6 million, or $5.54 per diluted common share, in the fourth quarter of the previous fiscal year. For fiscal 2021, net income, including the $468.6 million benefit from the valuation allowance reduction, was $607.8 million, or $85.86 per diluted common share, compared with $50.9 million, or $7.03 per diluted common share, in fiscal 2020.

●

EBITDA increased 38.6% to $117.2 million for the fourth quarter of fiscal 2021 compared with $84.5 million in the same quarter of the prior year. For fiscal 2021, EBITDA was $357.0 million, a 49.5% increase, compared with $238.8 million in fiscal 2020.

●

After the unprecedented and unsustainable COVID-19 surge in home demand during last year’s fourth quarter, contracts per community returned to a more normalized sales pace in the fourth quarter of 2021. Consolidated contracts per community decreased to 10.2 contracts per community for the fourth quarter ended October 31, 2021 compared to 16.5 contracts per community in last year’s fourth quarter but increased compared with 9.5 contracts per community in the fourth quarter of 2019. Contracts per community, including domestic unconsolidated joint ventures(1), decreased to 9.9 contracts per community for the fourth quarter of fiscal 2021 compared with 15.9 contracts per community for the fourth quarter of fiscal 2020, but increased compared to 9.1 contracts per community for the fiscal 2019 fourth quarter.

●

As of the end of fiscal 2021, community count, including domestic unconsolidated joint ventures, increased to 140 communities, compared with 135 communities at October 31, 2020. Consolidated community count was 124 as of October 31, 2021, compared with 116 communities at the end of the previous year’s fourth quarter.

●

Consolidated contract dollars decreased in the fourth quarter of fiscal 2021 to $660.4 million (1,263 homes) compared with $828.9 million (1,918 homes) in the same quarter last year but increased 27.5% compared to $517.8 million (1,345 homes) in the fourth quarter of fiscal 2019. Contract dollars, including domestic unconsolidated joint ventures, for the three months ended October 31, 2021 decreased 22.3% to $749.5 million (1,389 homes) compared with $964.8 million (2,143 homes) in the fourth quarter of fiscal 2020 but increased 25.3% compared to $597.9 million (1,479 homes) in the fourth quarter of fiscal 2019.

●

For the year ended October 31, 2021, consolidated contract dollars increased 2.6% to $2.89 billion (6,023 homes) compared with $2.81 billion (6,953 homes) in the prior year. Contract dollars, including domestic unconsolidated joint ventures, for fiscal 2021 increased 1.5% to $3.30 billion (6,687 homes) compared with $3.25 billion (7,692 homes) in fiscal 2020.

●

The dollar value of November 2021 consolidated contracts increased 10.5% to $239.7 million (467 homes) compared with $217.0 million (493 homes) in November last year and increased 50.2% compared to $159.6 million (404 homes) in November 2019.

●

The dollar value of consolidated contract backlog, as of October 31, 2021, increased 15.4% to $1.64 billion compared with $1.42 billion as of October 31, 2020. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of October 31, 2021, increased 17.2% to $1.88 billion compared with $1.60 billion as of October 31, 2020.

●

Consolidated deliveries increased 8.3% to 1,703 homes in the fiscal 2021 fourth quarter compared with 1,572 homes in the previous year’s fourth quarter. For the fiscal 2021 fourth quarter, deliveries, including domestic unconsolidated joint ventures, increased 6.0% to 1,839 homes compared with 1,735 homes during the fourth quarter of fiscal 2020.

●

For fiscal 2021, consolidated deliveries increased 9.1% to 6,204 homes compared with 5,686 homes in the previous year. For fiscal 2021, deliveries, including domestic unconsolidated joint ventures, increased 5.9% to 6,793 homes compared with 6,414 homes during fiscal 2020.

●

The contract cancellation rate for consolidated contracts was 15% for the fourth quarter ended October 31, 2021 compared with 18% in the fiscal 2020 fourth quarter. The contract cancellation rate for contracts including domestic unconsolidated joint ventures was 14% for the fourth quarter of fiscal 2021 compared with 17% in the fourth quarter of the prior year.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our single community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

LIQUIDITY AND INVENTORY AS OF OCTOBER 31, 2021:

●

During the fourth quarter of fiscal 2021, land and land development spending was $167.1 million. For fiscal 2021, land and land development spending was $698.3 million, an increase of 11.9% compared with $624.2 million one year ago.

●

Total liquidity at October 31, 2021 was $380.9 million, after early retirement of $181 million of senior secured notes in fiscal 2021, well above our targeted liquidity range of $170 million to $245 million.

●	In the fourth quarter of fiscal 2021, approximately 3,400 lots were put under option or acquired in 29 consolidated communities.

●

As of October 31, 2021, the total controlled consolidated lots increased 18.5% to 30,874 compared with 26,049 lots at the end of the previous year. Based on trailing twelve-month deliveries, the current position equaled a 5.0 years’ supply.

FINANCIAL GUIDANCE(2):

Financial guidance below assumes no adverse changes in current market conditions, including further deterioration in the supply chain, and excludes further impact to SG&A expenses from phantom stock expense related solely to stock price movements from the closing price of $84.26 at October 29, 2021.

●

For the first quarter of fiscal 2022, total revenues are expected to be between $640 million and $670 million, gross margin, before cost of sales interest expense and land charges, is expected to be between 20.5% and 22.0% and adjusted pretax income is expected to be between $30 million and $35 million.

●

For the second quarter of fiscal 2022, total revenues are expected to be between $700 million and $750 million, gross margin, before cost of sales interest expense and land charges, is expected to be between 23.0% and 25.0% and adjusted pretax income is expected to be between $60 million and $75 million.

●

For all of fiscal 2022, total revenues are expected to be between $2.80 billion and $3.00 billion, gross margin, before cost of sales interest expense and land charges, is expected to be between 23.5% and 25.5%, adjusted pretax income is expected to be between $260 million and $310 million, adjusted EBITDA is expected to be between $410 million and $460 million and fully diluted earnings per share is expected to be between $26.50 and $32.00. At the midpoint of our guidance, we anticipate our shareholders equity to increase by approximately 105% by October 31, 2022.

(2)The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items include, but are not limited to, land-related charges, inventory impairment loss and land option write-offs and loss (gain) on extinguishment of debt. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

COMMENTS FROM MANAGEMENT:

“Supply chain issues have plagued the housing industry, which caused us to conservatively revise our year end guidance down during the fourth quarter,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “However, our associates rose to the occasion and worked diligently to mitigate supply chain obstacles and deliver quality homes without some of the excess costs we thought might be necessary to complete the homes. Those extraordinary efforts allowed us to achieve operating results for the fourth quarter exceeding the upper end of our original guidance for adjusted gross margin, adjusted pretax income and adjusted EBITDA. Given the solid level of sales per community, an increase in our community count and higher gross margin on current sales and homes in backlog, we are anticipating significant growth in profitability in fiscal 2022 beginning with a strong first quarter.”

“Our strong results during fiscal 2021 resulted in our key credit metrics improving substantially. We lowered our total debt to adjusted EBITDA ratio to 3.8 times at the end of fiscal 2021 compared with 6.7 times at the end of the previous year. Additionally, our adjusted EBITDA to interest incurred ratio increased to 2.3 times for fiscal 2021 compared with 1.3 times for fiscal 2020. We expect to continue our trend of improving our key credit metrics in future periods and are pleased to announce our Board of Directors approved reinstating a $2.7 million dividend payment on our preferred stock payable in January 2022,” said J. Larry Sorsby, Executive Vice President and Chief Financial Officer.

Mr. Hovnanian continued, “Our pretax income increased substantially to almost $200 million in fiscal 2021. Additionally, we generated significant amounts of cash in fiscal 2021, allowing us to payoff $181 million of our secured bonds ahead of maturity and we still ended the year with $381 million of liquidity, well above the upper end of our liquidity target of $245 million. After increasing equity substantially in fiscal 2021, we expect to achieve diluted earnings per share of between $26.50 and $32.00 for the full fiscal 2022 year and expect to more than double our shareholders equity by fiscal year end. Given that we are entering fiscal 2022 with over half of our revenue guidance in backlog, combined with our strong sales pace and gross margins, we look forward to an extraordinarily strong new year,” concluded Mr. Hovnanian.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2021 fourth quarter financial results conference call at 11:00 a.m. E.T. on Thursday, December 9, 2021. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss (gain) on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net income. The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net income is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted pretax income, which is defined as income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes. The reconciliation for historical periods of adjusted pretax income to income before income taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $246.0 million of cash and cash equivalents, $9.9 million of restricted cash required to collateralize letters of credit and $125.0 million availability under the senior secured revolving credit facility as of October 31, 2021.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) shortages in, and price fluctuations of, raw materials and labor, including due to changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with and retaliatory measures taken by other countries; (3) the outbreak and spread of COVID-19 and the measures that governments, agencies, law enforcement and/or health authorities implement to address it; (4) adverse weather and other environmental conditions and natural disasters; (5) the seasonality of the Company’s business; (6) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (7) reliance on, and the performance of, subcontractors; (8) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (9) increases in cancellations of agreements of sale; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (18) availability and terms of financing to the Company; (19) the Company’s sources of liquidity; (20) changes in credit ratings; (21) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (22) operations through unconsolidated joint ventures with third parties; (23) significant influence of the Company’s controlling stockholders; (24) availability of net operating loss carryforwards; (25) loss of key management personnel or failure to attract qualified personnel; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2021 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Hovnanian Enterprises, Inc.
October 31, 2021
Statements of consolidated operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Total revenues	$814,348	$683,358	$2,782,857	$2,343,901
Costs and expenses (1)	732,742	644,060	2,598,097	2,318,400
(Loss) gain on extinguishment of debt	(3,442)	-	(3,748)	13,337
(Loss) income from unconsolidated joint ventures	(719)	3,146	8,849	16,565
Income before income taxes	77,445	42,444	189,861	55,403
Income tax provision (benefit)	24,965	1,810	(417,956)	4,475
Net income	$52,480	$40,634	$607,817	$50,928

Per share data:
Basic:
Net income per common share	$7.53	$5.97	$87.50	$7.48
Weighted average number of common shares outstanding	6,360	6,221	6,287	6,189
Assuming dilution:
Net income per common share	$7.41	$5.54	$85.86	$7.03
Weighted average number of common shares outstanding	6,467	6,699	6,395	6,584

(1) Includes inventory impairment loss and land option write-offs.

Hovnanian Enterprises, Inc.
October 31, 2021
Reconciliation of income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt to income before income taxes
(In thousands)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Income before income taxes	$77,445	$42,444	$189,861	$55,403
Inventory impairment loss and land option write-offs	363	2,611	3,630	8,813
Loss (gain) on extinguishment of debt	3,442	-	3,748	(13,337)
Income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt (1)	$81,250	$45,055	$197,239	$50,879

(1) Income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes.

Hovnanian Enterprises, Inc.
October 31, 2021
Gross margin
(In thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Year Ended
	October 31,		October 31,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Sale of homes	$779,551	$643,516	$2,673,710	$2,252,029
Cost of sales, excluding interest expense and land charges (1)	602,097	513,416	2,091,016	1,837,332
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	177,454	130,100	582,694	414,697
Cost of sales interest expense, excluding land sales interest expense	25,939	15,707	82,181	74,174
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	151,515	114,393	500,513	340,523
Land charges	363	2,611	3,630	8,813
Homebuilding gross margin	$151,152	$111,782	$496,883	$331,710

Homebuilding Gross margin percentage	19.4%	17.4%	18.6%	14.7%
Homebuilding Gross margin percentage, before cost of sales interest expense and land charges (2)	22.8%	20.2%	21.8%	18.4%
Homebuilding Gross margin percentage, after cost of sales interest expense, before land charges (2)	19.4%	17.8%	18.7%	15.1%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Year Ended
	October 31,		October 31,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Land and lot sales	$13,634	$16,805	$25,364	$16,905
Land and lot sales cost of sales, excluding interest and land charges (1)	10,059	10,993	19,180	11,154
Land and lot sales gross margin, excluding interest and land charges	3,575	5,812	6,184	5,751
Land and lot sales interest	31	84	1,919	156
Land and lot sales gross margin, including interest and excluding land charges	$3,544	$5,728	$4,265	$5,595

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

Hovnanian Enterprises, Inc.
October 31, 2021
Reconciliation of adjusted EBITDA to net income
(In thousands)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Net income	$52,480	$40,634	$607,817	$50,928
Income tax provision (benefit)	24,965	1,810	(417,956)	4,475
Interest expense	38,520	40,648	161,816	178,131
EBIT (1)	115,965	83,092	351,677	233,534
Depreciation and amortization	1,189	1,407	5,280	5,304
EBITDA (2)	117,154	84,499	356,957	238,838
Inventory impairment loss and land option write-offs	363	2,611	3,630	8,813
Loss (gain) on extinguishment of debt	3,442	-	3,748	(13,337)
Adjusted EBITDA (3)	$120,959	$87,110	$364,335	$234,314

Interest incurred	$33,006	$41,660	$155,514	$176,457

Adjusted EBITDA to interest incurred	3.66	2.09	2.34	1.33

Nonrecourse mortgages secured by inventory, net of debt issuance costs			$125,089	$135,122
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)			1,248,373	1,431,110
Total debt			$1,373,462	$1,566,232

Total debt to adjusted EBITDA			3.8	6.7

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and (loss) gain on extinguishment of debt.

Hovnanian Enterprises, Inc.
October 31, 2021
Interest incurred, expensed and capitalized
(In thousands)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$63,673	$63,998	$65,010	$71,264
Plus interest incurred	33,006	41,660	155,514	176,457
Less interest expensed	38,520	40,648	161,816	178,131
Less interest contributed to unconsolidated joint venture (1)	-	-	3,667	4,580
Plus interest acquired from unconsolidated joint venture (2)	-	-	3,118	-
Interest capitalized at end of period (3)	$58,159	$65,010	$58,159	$65,010

(1) Represents capitalized interest which was included as part of the assets contributed to joint ventures the company entered into in April 2021 and December 2019 during the years ended October 31, 2021 and 2020, respectively. There was no impact to the Consolidated Statement of Operations as a result of this transaction.

(2) Represents capitalized interest which was included as part of the assets purchased from a joint venture the company exited out of in June 2021 during the year ended October 31, 2021. There was no impact to the Consolidated Statement of Operations as a result of this transaction.

(3) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	October 31,	October 31,
	2021	2020

ASSETS
Homebuilding:
Cash and cash equivalents	$245,970	$262,489
Restricted cash and cash equivalents	16,089	14,731
Inventories:
Sold and unsold homes and lots under development	1,019,541	921,594
Land and land options held for future development or sale	135,992	91,957
Consolidated inventory not owned	98,727	182,224
Total inventories	1,254,260	1,195,775
Investments in and advances to unconsolidated joint ventures	60,897	103,164
Receivables, deposits and notes, net	39,934	33,686
Property, plant and equipment, net	18,736	18,185
Prepaid expenses and other assets	56,186	58,705
Total homebuilding	1,692,072	1,686,735

Financial services	202,758	140,607

Deferred tax assets, net	425,678	-
Total assets	$2,320,508	$1,827,342

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$125,089	$135,122
Accounts payable and other liabilities	426,381	359,274
Customers’ deposits	68,295	48,286
Liabilities from inventory not owned, net of debt issuance costs	62,762	131,204
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	1,248,373	1,431,110
Accrued Interest	28,154	35,563
Total homebuilding	1,959,054	2,140,559

Financial services	182,219	119,045
Income taxes payable	3,851	3,832
Total liabilities	2,145,124	2,263,436

Equity:
Hovnanian Enterprises, Inc. stockholders' equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at October 31, 2021 and October 31, 2020	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 6,066,152 shares at October 31, 2021 and 5,990,310 shares at October 31, 2020	61	60
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 686,888 shares at October 31, 2021 and 649,886 shares at October 31, 2020	7	7
Paid in capital - common stock	722,118	718,110
Accumulated deficit	(567,228)	(1,175,045)
Treasury stock - at cost – 470,430 shares of Class A common stock and 27,669 shares of Class B common stock at October 31, 2021 and October 31, 2020	(115,360)	(115,360)
Total Hovnanian Enterprises, Inc. stockholders’ equity (deficit)	174,897	(436,929)
Noncontrolling interest in consolidated joint ventures	487	835
Total equity (deficit)	175,384	(436,094)
Total liabilities and equity	$2,320,508	$1,827,342

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended October 31,		Years Ended October 31,
	2021	2020	2021	2020

Revenues:
Homebuilding:
Sale of homes	$779,551	$643,516	$2,673,710	$2,252,029
Land sales and other revenues	14,175	17,350	27,455	19,710
Total homebuilding	793,726	660,866	2,701,165	2,271,739
Financial services	20,622	22,492	81,692	72,162
Total revenues	814,348	683,358	2,782,857	2,343,901

Expenses:
Homebuilding:
Cost of sales, excluding interest	612,156	524,409	2,110,196	1,848,486
Cost of sales interest	25,970	15,791	84,100	74,330
Inventory impairment loss and land option write-offs	363	2,611	3,630	8,813
Total cost of sales	638,489	542,811	2,197,926	1,931,629
Selling, general and administrative	44,475	39,374	169,892	161,261
Total homebuilding expenses	682,964	582,185	2,367,818	2,092,890

Financial services	11,176	10,383	44,129	40,060
Corporate general and administrative	25,545	26,213	106,694	80,553
Other interest	12,550	24,857	77,716	103,801
Other operations	507	422	1,740	1,096
Total expenses	732,742	644,060	2,598,097	2,318,400
(Loss) gain on extinguishment of debt	(3,442)	-	(3,748)	13,337
(Loss) income from unconsolidated joint ventures	(719)	3,146	8,849	16,565
Income before income taxes	77,445	42,444	189,861	55,403
State and federal income tax provision (benefit):
State	6,924	1,810	(82,348)	4,475
Federal	18,041	-	(335,608)	-
Total income taxes	24,965	1,810	(417,956)	4,475
Net income	$52,480	$40,634	$607,817	$50,928

Per share data:
Basic:
Net income per common share	$7.53	$5.97	$87.50	$7.48
Weighted-average number of common shares outstanding	6,360	6,221	6,287	6,189
Assuming dilution:
Net income per common share	$7.41	$5.54	$85.86	$7.03
Weighted-average number of common shares outstanding	6,467	6,699	6,395	6,584

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		October 31,			October 31,			October 31,
		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Northeast
(NJ, PA)	Home	74	95	(22.1)%	62	78	(20.5)%	172	130	32.3%
	Dollars	$60,812	$63,326	(4.0)%	$45,055	$42,218	6.7%	$138,396	$82,111	68.5%
	Avg. Price	$821,784	$666,589	23.3%	$726,694	$541,256	34.3%	$804,628	$631,623	27.4%
Mid-Atlantic(2)
(DE, MD, VA, WV)	Home	190	253	(24.9)%	268	219	22.4%	508	557	(8.8)%
	Dollars	$127,625	$135,364	(5.7)%	$154,202	$114,221	35.0%	$342,189	$291,115	17.5%
	Avg. Price	$671,711	$535,036	25.5%	$575,381	$521,557	10.3%	$673,600	$522,648	28.9%
Midwest
(IL, OH)	Home	154	249	(38.2)%	197	187	5.3%	605	596	1.5%
	Dollars	$56,684	$79,999	(29.1)%	$67,340	$59,498	13.2%	$194,446	$169,517	14.7%
	Avg. Price	$368,078	$321,281	14.6%	$341,827	$318,171	7.4%	$321,398	$284,424	13.0%
Southeast
(FL, GA, SC)	Home	175	163	7.4%	194	169	14.8%	421	298	41.3%
	Dollars	$97,285	$74,765	30.1%	$87,718	$73,741	19.0%	$221,425	$146,971	50.7%
	Avg. Price	$555,914	$458,681	21.2%	$452,155	$436,337	3.6%	$525,950	$493,191	6.6%
Southwest
(AZ, TX)	Home	507	712	(28.8)%	723	584	23.8%	1,076	1,066	0.9%
	Dollars	$217,919	$245,813	(11.3)%	$282,128	$194,505	45.0%	$459,820	$360,225	27.6%
	Avg. Price	$429,821	$345,243	24.5%	$390,219	$333,057	17.2%	$427,342	$337,922	26.5%
West
(CA)	Home	163	446	(63.5)%	259	335	(22.7)%	465	755	(38.4)%
	Dollars	$100,067	$229,656	(56.4)%	$143,108	$159,332	(10.2)%	$282,430	$369,887	(23.6)%
	Avg. Price	$613,908	$514,924	19.2%	$552,541	$475,618	16.2%	$607,376	$489,917	24.0%
Consolidated Total
	Home	1,263	1,918	(34.2)%	1,703	1,572	8.3%	3,247	3,402	(4.6)%
	Dollars	$660,392	$828,923	(20.3)%	$779,551	$643,515	21.1%	$1,638,706	$1,419,826	15.4%
	Avg. Price	$522,876	$432,181	21.0%	$457,752	$409,361	11.8%	$504,683	$417,350	20.9%
Unconsolidated Joint Ventures (2, 3)
(excluding KSA JV)	Home	126	225	(44.0)%	136	163	(16.6)%	375	326	15.0%
	Dollars	$89,062	$135,906	(34.5)%	$81,351	$102,043	(20.3)%	$241,619	$184,524	30.9%
	Avg. Price	$706,841	$604,027	17.0%	$598,169	$626,031	(4.5)%	$644,317	$566,025	13.8%
Grand Total
	Home	1,389	2,143	(35.2)%	1,839	1,735	6.0%	3,622	3,728	(2.8)%
	Dollars	$749,454	$964,829	(22.3)%	$860,902	$745,558	15.5%	$1,880,325	$1,604,350	17.2%
	Avg. Price	$539,564	$450,224	19.8%	$468,136	$429,716	8.9%	$519,140	$430,351	20.6%

KSA JV Only
	Home	247	326	(24.2)%	0	0	0.0%	1,913	1,092	75.2%
	Dollars	$38,731	$51,110	(24.2)%	$0	$0	0.0%	$300,384	$171,673	75.0%
	Avg. Price	$156,806	$156,779	0.0%	$0	$0	0.0%	$157,022	$157,210	(0.1)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 14 homes and $7.4 million of contract backlog as of October 31, 2021 from unconsolidated joint ventures to the consolidated Mid-Atlantic segment. This is related to our acquisition of the remaining assets and liabilities from one of our unconsolidated joint ventures which was dissolved during the fourth quarter of fiscal 2021.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Year Ended			Year Ended			Backlog
		October 31,			October 31,			October 31,
		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Northeast
(NJ, PA)	Home	243	326	(25.5)%	201	348	(42.2)%	172	130	32.3%
	Dollars	$196,496	$171,181	14.8%	$140,212	$175,627	(20.2)%	$138,396	$82,111	68.5%
	Avg. Price	$808,626	$525,095	54.0%	$697,572	$504,675	38.2%	$804,628	$631,623	27.4%
Mid-Atlantic(2)
(DE, MD, VA, WV)	Home	837	990	(15.5)%	849	755	12.5%	508	557	(8.8)%
	Dollars	$541,684	$510,229	6.2%	$465,432	$402,647	15.6%	$342,189	$291,115	17.5%
	Avg. Price	$647,173	$515,383	25.6%	$548,212	$533,307	2.8%	$673,600	$522,648	28.9%
Midwest
(IL, OH)	Home	782	873	(10.4)%	773	727	6.3%	605	596	1.5%
	Dollars	$273,459	$272,170	0.5%	$248,531	$225,334	10.3%	$194,446	$169,517	14.7%
	Avg. Price	$349,692	$311,764	12.2%	$321,515	$309,950	3.7%	$321,398	$284,424	13.0%
Southeast
(FL, GA, SC)	Home	662	599	10.5%	602	548	9.9%	421	298	41.3%
	Dollars	$320,485	$270,277	18.6%	$276,207	$232,333	18.9%	$221,425	$146,971	50.7%
	Avg. Price	$484,118	$451,214	7.3%	$458,816	$423,965	8.2%	$525,950	$493,191	6.6%
Southwest
(AZ, TX)	Home	2,541	2,636	(3.6)%	2,531	2,233	13.3%	1,076	1,066	0.9%
	Dollars	$1,001,844	$872,630	14.8%	$902,248	$743,301	21.4%	$459,820	$360,225	27.6%
	Avg. Price	$394,271	$331,043	19.1%	$356,479	$332,871	7.1%	$427,342	$337,922	26.5%
West
(CA)	Home	958	1,529	(37.3)%	1,248	1,075	16.1%	465	755	(38.4)%
	Dollars	$553,624	$717,973	(22.9)%	$641,080	$472,786	35.6%	$282,430	$369,887	(23.6)%
	Avg. Price	$577,896	$469,570	23.1%	$513,686	$439,801	16.8%	$607,376	$489,917	24.0%
Consolidated Total
	Home	6,023	6,953	(13.4)%	6,204	5,686	9.1%	3,247	3,402	(4.6)%
	Dollars	$2,887,592	$2,814,460	2.6%	$2,673,710	$2,252,028	18.7%	$1,638,706	$1,419,826	15.4%
	Avg. Price	$479,428	$404,784	18.4%	$430,966	$396,065	8.8%	$504,683	$417,350	20.9%
Unconsolidated Joint Ventures (2, 3)
(excluding KSA JV)	Home	664	739	(10.1)%	589	728	(19.1)%	375	326	15.0%
	Dollars	$407,886	$432,570	(5.7)%	$345,793	$432,602	(20.1)%	$241,619	$184,524	30.9%
	Avg. Price	$614,286	$585,345	4.9%	$587,085	$594,234	(1.2)%	$644,317	$566,025	13.8%
Grand Total
	Home	6,687	7,692	(13.1)%	6,793	6,414	5.9%	3,622	3,728	(2.8)%
	Dollars	$3,295,478	$3,247,030	1.5%	$3,019,503	$2,684,630	12.5%	$1,880,325	$1,604,350	17.2%
	Avg. Price	$492,819	$422,131	16.7%	$444,502	$418,558	6.2%	$519,140	$430,351	20.6%

KSA JV Only
	Home	821	890	(7.8)%	0	0	0.0%	1,913	1,092	75.2%
	Dollars	$128,711	$139,356	(7.6)%	$0	$0	0.0%	$300,384	$171,673	75.0%
	Avg. Price	$156,773	$156,580	0.1%	$0	$0	0.0%	$157,022	$157,210	(0.1)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 14 homes and $7.4 million of contract backlog as of October 31, 2021 from unconsolidated joint ventures to the consolidated Mid-Atlantic segment. This is related to our acquisition of the remaining assets and liabilities from one of our unconsolidated joint ventures which was dissolved during the fourth quarter of fiscal 2021.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		October 31,			October 31,			October 31,
		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Northeast
(unconsolidated joint ventures)	Home	14	16	(12.5)%	12	31	(61.3)%	10	18	(44.4)%
(excluding KSA JV)	Dollars	$15,193	$24,384	(37.7)%	$15,503	$31,421	(50.7)%	$10,190	$24,535	(58.5)%
(NJ, PA)	Avg. Price	$1,085,214	$1,524,000	(28.8)%	$1,291,917	$1,013,581	27.5%	$1,019,000	$1,363,056	(25.2)%
Mid-Atlantic (2)
(unconsolidated joint ventures)	Home	50	63	(20.6)%	43	21	104.8%	116	90	28.9%
(DE, MD, VA, WV)	Dollars	$32,304	$33,382	(3.2)%	$25,825	$10,378	148.8%	$76,607	$46,821	63.6%
	Avg. Price	$646,080	$529,873	21.9%	$600,581	$494,190	21.5%	$660,405	$520,233	26.9%
Midwest
(unconsolidated joint ventures)	Home	0	2	(100.0)%	0	2	(100.0)%	0	0	0.0%
(IL, OH)	Dollars	$0	$950	(100.0)%	$0	$950	(100.0)%	$0	$0	0.0%
	Avg. Price	$0	$475,000	(100.0)%	$0	$475,000	(100.0)%	$0	$0	0.0%
Southeast
(unconsolidated joint ventures)	Home	45	89	(49.4)%	65	69	(5.8)%	211	149	41.6%
(FL, GA, SC)	Dollars	$33,563	$49,970	(32.8)%	$33,699	$36,307	(7.2)%	$137,771	$78,528	75.4%
	Avg. Price	$745,844	$561,461	32.8%	$518,446	$526,188	(1.5)%	$652,943	$527,034	23.9%
Southwest
(unconsolidated joint ventures)	Home	0	30	(100.0)%	0	30	(100.0)%	0	46	(100.0)%
(AZ, TX)	Dollars	$0	$18,553	(100.0)%	$0	$19,509	(100.0)%	$0	$26,803	(100.0)%
	Avg. Price	$0	$618,433	(100.0)%	$0	$650,300	(100.0)%	$0	$582,674	(100.0)%
West
(unconsolidated joint ventures)	Home	17	25	(32.0)%	16	10	60.0%	38	23	65.2%
(CA)	Dollars	$8,001	$8,667	(7.7)%	$6,324	$3,478	81.8%	$17,051	$7,837	117.6%
	Avg. Price	$470,647	$346,680	35.8%	$395,250	$347,800	13.6%	$448,711	$340,739	31.7%
Unconsolidated Joint Ventures (2,3)
(excluding KSA JV)	Home	126	225	(44.0)%	136	163	(16.6)%	375	326	15.0%
	Dollars	$89,061	$135,906	(34.5)%	$81,351	$102,043	(20.3)%	$241,619	$184,524	30.9%
	Avg. Price	$706,833	$604,027	17.0%	$598,169	$626,031	(4.5)%	$644,317	$566,025	13.8%

KSA JV Only
	Home	247	326	(24.2)%	0	0	0.0%	1,913	1,092	75.2%
	Dollars	$38,731	$51,110	(24.2)%	$0	$0	0.0%	$300,384	$171,673	75.0%
	Avg. Price	$156,806	$156,779	0.0%	$0	$0	0.0%	$157,022	$157,210	(0.1)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 14 homes and $7.4 million of contract backlog as of October 31, 2021 from unconsolidated joint ventures to the consolidated Mid-Atlantic segment. This is related to our acquisition of the remaining assets and liabilities from one of our unconsolidated joint ventures which was dissolved during the fourth quarter of fiscal 2021.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Year Ended			Year Ended			Backlog
		October 31,			October 31,			October 31,
		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Northeast
(unconsolidated joint ventures)	Home	51	146	(65.1)%	59	204	(71.1)%	10	18	(44.4)%
(excluding KSA JV)	Dollars	$64,511	$128,526	(49.8)%	$78,856	$167,671	(53.0)%	$10,190	$24,535	(58.5)%
(NJ, PA)	Avg. Price	$1,264,922	$880,315	43.7%	$1,336,542	$821,917	62.6%	$1,019,000	$1,363,056	(25.2)%
Mid-Atlantic (2)
(unconsolidated joint ventures)	Home	140	133	5.3%	151	85	77.6%	116	90	28.9%
(DE, MD, VA, WV)	Dollars	$87,482	$68,605	27.5%	$82,875	$42,759	93.8%	$76,607	$46,821	63.6%
	Avg. Price	$624,871	$515,827	21.1%	$548,841	$503,047	9.1%	$660,405	$520,233	26.9%
Midwest
(unconsolidated joint ventures)	Home	1	13	(92.3)%	1	16	(93.8)%	0	0	0.0%
(IL, OH)	Dollars	$409	$6,059	(93.2)%	$409	$7,344	(94.4)%	$0	$0	0.0%
	Avg. Price	$409,000	$466,077	(12.2)%	$409,000	$459,000	(10.9)%	$0	$0	0.0%
Southeast
(unconsolidated joint ventures)	Home	381	274	39.1%	256	248	3.2%	211	149	41.6%
(FL, GA, SC)	Dollars	$216,513	$140,517	54.1%	$127,093	$122,562	3.7%	$137,771	$78,528	75.4%
	Avg. Price	$568,276	$512,836	10.8%	$496,457	$494,202	0.5%	$652,943	$527,034	23.9%
Southwest
(unconsolidated joint ventures)	Home	4	106	(96.2)%	50	105	(52.4)%	0	46	(100.0)%
(AZ, TX)	Dollars	$3,127	$65,700	(95.2)%	$29,930	$67,215	(55.5)%	$0	$26,803	(100.0)%
	Avg. Price	$781,750	$619,811	26.1%	$598,600	$640,143	(6.5)%	$0	$582,674	(100.0)%
West
(unconsolidated joint ventures)	Home	87	67	29.9%	72	70	2.9%	38	23	65.2%
(CA)	Dollars	$35,844	$23,163	54.7%	$26,630	$25,051	6.3%	$17,051	$7,837	117.6%
	Avg. Price	$412,000	$345,716	19.2%	$369,861	$357,871	3.4%	$448,711	$340,739	31.7%
Unconsolidated Joint Ventures (2,3)
(excluding KSA JV)	Home	664	739	(10.1)%	589	728	(19.1)%	375	326	15.0%
	Dollars	$407,886	$432,570	(5.7)%	$345,793	$432,602	(20.1)%	$241,619	$184,524	30.9%
	Avg. Price	$614,286	$585,345	4.9%	$587,085	$594,234	(1.2)%	$644,317	$566,025	13.8%

KSA JV Only
	Home	821	890	(7.8)%	0	0	0.0%	1,913	1,092	75.2%
	Dollars	$128,711	$139,356	(7.6)%	$0	$0	0.0%	$300,384	$171,673	75.0%
	Avg. Price	$156,773	$156,580	0.1%	$0	$0	0.0%	$157,022	$157,210	(0.1)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 14 homes and $7.4 million of contract backlog as of October 31, 2021 from unconsolidated joint ventures to the consolidated Mid-Atlantic segment. This is related to our acquisition of the remaining assets and liabilities from one of our unconsolidated joint ventures which was dissolved during the fourth quarter of fiscal 2021.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.